Exhibit 4

STOCK SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY THE COMPANY (THE “PLATFORM”) OR THROUGH ENTORO SECURITIES LLC (THE “BROKER”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

1. PARTIES

This Stock Subscription Agreement is made between:_____________________, hereinafter “Subscriber” and RAD Diversified REIT, Inc., hereinafter “Issuer”, a Maryland corporation having its principal place of business at 211 N Lois Ave, Tampa, FL 33609; Subscriber and Issuer are sometimes referred to individually as a “Party” and are collectively referred to as “Parties”; Issuer is sometimes referred to as the “Company” or the “Corporation”.

Subscriber is further identified as (select one option):

▪	an individual;

▪	an institution that administers a self-directed Investment Retirement Account (“IRA”) on behalf of beneficiary as defined in Section 5.2, below;

▪	a corporation incorporated in the State of;

▪	a limited liability company organized in the State of;

▪	a limited liability partnership organized in the State of; or

▪	a trust established in the County of in the State of.

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

Subscriber’s address as represented immediately below is a residence address if the Subscriber is an individual and is otherwise a business address:

NOW THEREFORE, Subscriber and the Issuer hereby agree as follows

2. THE OFFERING

2.1	Securities Offered. The Issuer is offering for sale and the Subscriber desires to acquire the Company’s shares of common stock (“Common Stock”) at a purchase price detailed on the signature page below. The securities offered here are also referred to as “Shares” or “Stock”. The securities transferred from Issuer to Subscriber under this Subscription Agreement constitute common shares of the Company. The sale of these securities is being conducted pursuant to an offering circular filed by the Company with the United States Securities and Exchange Commission (“SEC”) dated March 25, 2021 (the “Offering Circular”). The rights and preferences of the Common Stock are set forth in the Company’s Charter filed as Exhibit 2A to the Offering Statement of the Company filed with the SEC, SEC File No. 024-11020 (the “Offering Statement”).

2.2	Basis of Offering. The securities offered for sale by the Issuer are not registered with the SEC. The securities offered for sale are not registered with any corresponding state agency, as disclosed below. The Issuer is offering securities for sale based on an exemption from the requirements to register securities as promulgated by various federal and state laws governing the sale of such securities. Specifically, Issuer relies upon Regulation A, 17 CFR Part 230, General Rules and Regulations, Securities Act of 1933, as amended, §§ 230.251 - 230.300-230.346, as promulgated by the SEC (the “Securities Act”). Securities offered here are only offered pursuant to an exemption from registration under the Securities Act, such exemption being established by qualification of the Company’s Offering Statement. The securities offered for sale are not registered with any corresponding state agency, since a qualified Tier 2 Offering is exempt from such registration. However, some states will still require that a notice of offering be filed along with a filing fee. In other states those persons selling the Company’s securities will be required to qualify and/or register as selling agents of the Company.

2.2.1	Pursuant to the Offering Circular, we are seeking to raise up to $75,000,000 through the sale of Common Stock under Regulation A (the “Offering”). The Offering Circular is available through the SEC’s website at: https://www.sec.gov/edgar/browse/?CIK=1721469 and may also be obtained by contacting the Company. Subscriber acknowledges that Subscriber has received this Subscription Agreement, copies of the Offering Circular and Offering Statement including exhibits thereto and any other information required by the Subscriber to make an investment decision. There are no other documents upon which the Subscriber is to rely. The Subscriber is cautioned not to rely on any verbal representations by any direct or affiliated representative of the Company.

2.3	Acceptance by Corporation. Any transaction contemplated by the Parties shall not be effective unless and until the Corporation executes this Subscription Agreement. The Subscriber’s subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date (as hereinafter defined), by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to Subscriber only a portion of the number of Shares Subscriber has subscribed for. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber’s subscription is rejected, Subscriber’s payment (or portion thereof if partially rejected) will be returned to Subscriber without interest and all of Subscriber’s obligations hereunder shall terminate.

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

2.3.1	Escrow Arrangements. Payment for the securities shall be received by Enterprise Bank & Trust (the “Escrow Agent”) from the undersigned by transfer of immediately available funds, check or other means approved by the Company at least two days prior to the applicable Closing Date, in the amount as set forth in Section 8. Upon such Closing Date, the Escrow Agent shall release such funds to the Company. The undersigned shall receive notice and evidence of the digital entry of the number of the Securities owned by undersigned reflected on the books and records of the Company and verified by Equiniti (the “Transfer Agent”), which books and records shall bear a notation that the securities were sold in reliance upon Regulation A. In some cases, consideration paid by the Subscriber may consists of real property. Upon signing this subscription agreement, all documentation necessary to transfer ownership of real property to the Company in exchange for shares of its common stock shall be lodged with the Escrow Agent. Then, the Company shall have the right to confirm the validity of the transfer documentation, including the right to demand a title search. Once the Company approves all such real property transfer documentation, it shall convey a stock certificate to the Escrow Agent. Upon approval by the Subscriber, the Escrow Agent shall convey the stock certificate to the Subscriber and shall deliver to the Company all transfer documentation for the real property. It shall be incumbent upon the Company to file for recording of any grant deed or other form of conveyance of real property received from the escrow intermediary. The Subscriber shall have the exclusive right to waive any escrow requirement.

3. [RESERVED]

4. REPRESENTATIONS BY ISSUER

The Issuer hereby makes the following representations, which are hereby acknowledged by the Subscriber:

4.1	New Company. The Company is newly formed and has been operating at a loss and may do so for the foreseeable future and there is no guarantee that the Company will ever achieve profitability;

4.2	No Government Endorsement. No federal or state agency has made any findings as to the fairness of the terms of the Offering;

4.3	No Guarantee of Success. Any projections or predictions that may have been made available to Subscriber through the Offering Circular are based on estimates, assumptions and forecasts which may prove to be incorrect; and no assurance is given that actual results will correspond with the results contemplated by the various projections;

4.4	Additional Representations. The Company makes other representations in various sections of this Agreement, including Section 5.2.1.

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

5. REPRESENTATIONS BY SUBSCRIBER

 The Subscriber hereby makes the following representations, which are hereby acknowledged by the Issuer:

5.1	For Own Account. The Shares are being purchased for the Subscriber’s own account without the participation of any other person, unless Subscriber is purchasing the securities for the benefit of another as described in Section 5.2, with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares, nor is the Subscriber aware of the existence of any distribution of the Corporation’s securities.

5.2	Party-in-Interest. In the event that Subscriber is an institution administering a Retirement Plan that comprises either a self-directed IRA or a self-directed 401(k), Subscriber hereby represents and warrants that it is administering an IRA for the benefit of an individual identified as:

5.2.1	Where Subscriber is Subject to ERISA. If Subscriber is purchasing securities hereunder for a Party-in-Interest, as defined in Section 5.2, these additional representations by Issuer and Subscriber also apply.

5.2.2	Self-Directed Plans Only. Subscriber represents it is acting on behalf of a Retirement Plan that comprises either: i) a self-directed IRA; or ii) a self-directed 401(k). The Company shall not accept subscriptions from other forms of funds or retirement plans that are subject to ERISA.

Investment Decision by Fiduciary. Subscriber acknowledges that no individual or employer participating directly or indirectly in the Retirement Plan, acting in his or its capacity as an individual or employer (recognizing that with respect to roll-over and similar accounts, the sole beneficiary may be acting in the capacity of Plan Investment Fiduciary, as defined below), can direct the investments of the Plan (or any pension plan participating in the Plan); the initial decision to invest assets of the Plan in the Corporation has been made, and the decision to make subsequent investments of assets of the Plan in the Corporation will be made, by a fiduciary of the Plan (unrelated to the Corporation or any of its affiliates) (the “Plan Investment Fiduciary ”) acting in the exercise of its sole discretion to make such investment decisions, and such fiduciary has the authority and may, in its sole discretion, subsequently determine to withdraw such investment from the Corporation and to invest such assets elsewhere; the decision to invest assets of the Plan in the Corporation was not, and any subsequent decision to withdraw assets from the Corporation will not be, made pursuant to the direction of any individual or individuals participating in the Plan, and no individual or individuals participating in the Plan will determine whether or how much of their assets will be invested in the Corporation; neither the employer nor any other person associated with the Plan shall have, or attempt to exercise, the power to influence or control, the investment objectives, policies or restrictions of the Corporation, and the investment or management decisions regarding the Corporation; and neither the employer nor any other person associated with the Plan has made or will make any representation to individuals participating in the Plan that all or any specific portion of their contributions will be invested in the Corporation.

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

5.2.3	Contact with Plan Participants. Subscriber acknowledges that the Corporation, or persons acting in its employ or on its behalf, is likely to provide the Offering Circular directly to those participating in the Plan.

5.2.4	Permissible Investments. All of the types of investments to be made by the Corporation as described in the Offering Circular are permitted under the terms of the Plan.

5.2.5	Subscriber is Fiduciary. The Subscriber is a named fiduciary, within the meaning of Section 402(a) of ERISA, of such Plan, and in accordance with Section 403 of ERISA, at least one signatory for the Plan hereunder is a “trustee” or “investment manager” of the Plan as defined in ERISA.

5.2.6	Obligation to Report Parties-in-Interest. The Subscriber and/or the Plan Investment Fiduciary will provide to the Corporation upon acceptance of this Subscription Agreement and from time-to-time thereafter upon reasonable notice a list of the parties in interest, as defined in ERISA Section 3(14), of the Plan.

5.2.7	Tax Consequences for Retirement Plans. Subscriber represents that it is aware that it may be subject to Federal income tax on any unrelated business taxable income from its investment in the Corporation.

5.3	Independent Assessment. The Subscriber has evaluated the risk of investing in the Corporation and is acquiring the Shares based only upon its independent examination and judgment as to the prospects of the Corporation based on the information provided in the Offering Circular.

5.4	[reserved]

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

5.5	Authority to Contract. The execution and delivery of this Subscription Agreement by the Subscriber has been duly authorized, and this Subscription Agreement constitutes The valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms.

5.6	Lawful Contract by Subscriber. No provision of any applicable law, regulation, or document by which the Subscriber is bound prohibits the purchase of the Shares by the Subscriber.

5.7	[reserved]

5.8	If the Subscriber is a corporation, the Subscriber is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the Shares and to execute and deliver this Subscription Agreement, and the Subscriber agrees to furnish to the Corporation and/or the Administrator, upon request, documentation satisfactory to the Corporation in the Corporation’s reasonable discretion and/or the Administrator in the Administrator’s reasonable discretion, evidencing such organization, existence, standing, power and authority.

5.9	If the Subscriber is a partnership or limited liability company, the representations, warranties, agreements and understandings set forth herein are true with respect to all partners or members in the Subscriber (and if any such partner or member is itself a partnership or limited liability company, all persons holding an interest in such partnership or limited liability company, directly or indirectly, including through one or more partnerships or limited liability companies), and the person executing this Subscription Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby, and the Subscriber agrees to furnish to the Corporation and/or the Administrator, upon request, documentation satisfactory to the Corporation in the Corporation’s reasonable discretion and/or the Administrator in the Administrator’s reasonable discretion, supporting the truthfulness of such representations and warranties with respect to all such partners or members in the Subscriber.

5.10	All of the information provided by the Subscriber during the Online Subscription Process and all of the representations, warranties and agreements set forth in this Subscription Agreement are true and accurate as of the date hereof and contain no omissions of material fact. Should the foregoing statement cease to be true in any respect, the Subscriber Agrees to promptly notify the Corporation and the Administrator.

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

6. ACKNOWLEDGEMENTS

The Subscriber acknowledges:

6.1	Receipt of all information requested from the Corporation, and further acknowledges that no representations or warranties have been made to the Subscriber by the Corporation, its External Manager, RAD Management, LLC, a Delaware limited liability company or any representative or agent of the Corporation, other than as set forth in the Offering Circular.

6.2	Subscriber acknowledges that the Shares are being:

6.2.1	Sold as subject to certain restrictions, but unregistered securities pursuant to an Offering Circular qualified by the SEC under Regulation A; and

6.2.2	Issued and sold in reliance on exemptions from registration under applicable state securities laws as a Tier 2 Offering under Regulation A.

6.3	That this subscription may be accepted or rejected in whole or in part in the sole discretion of the Corporation.

6.4	[reserved]

6.5	The Subscriber is purchasing the Shares and is relying only on the information set forth in the Offering Circular.

6.6	That there is not currently, nor is there expected to arise, any public market for the Shares, and the Subscriber may have to hold the Shares indefinitely, and it may not be possible for the Subscriber to liquidate its investment in the Company.

6.7	That the Subscriber understands that the Subscriber and the other shareholders of Corporation have limited, if any ability to control or otherwise participate in the business and investment decisions of the Corporation, as is typical for shareholders in any corporation.

6.8	That pursuant to the Management Agreement, the External Manager of Corporation will exercise control over Corporation property, make investment decisions, and purchase and rehabilitate and rent properties.

6.9	The Subscriber recognizes that non-public information concerning the Subscriber set forth in this Subscription Agreement or otherwise disclosed by the Subscriber to the Corporation and/or the Escrow Agent, or other agents of the Corporation (the “Information”) (such as the Subscriber’s name, address, social security number, assets and income) may be:

6.9.1	disclosed to the Corporation’s External Manager, attorneys, accountants and third-party administrators in furtherance of the Corporation’s business, and

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

6.9.2	as otherwise required by law. The Corporation and its External Manager and its Administrators restrict access to the Information to their employees who need to know the information to provide services to the Corporation, and maintain physical, electronic and procedural safeguards that comply with U.S. federal standards to guard the information.

6.10	If any of the foregoing representations, warranties or covenants ceases to be true or if the Corporation and/or the Escrow Agent no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Corporation, or the Escrow Agent on its behalf, may be obligated to freeze the Subscriber’s investment, either by prohibiting additional investments, declining or suspending any withdrawal requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or the Subscriber’s investment may immediately be involuntarily withdrawn by the Corporation, or the Escrow Agent on its behalf, and the Corporation and/or the Escrow Agent may also be required to report such action and to disclose the Subscriber’s identity to OFAC or other authority. In the event that the Corporation and/or the Escrow Agent is required to take any of the foregoing actions, the Subscriber understands and agrees that it shall have no claim against the Corporation, the External Manager, and/or the Escrow Agent and their respective affiliates, directors, members, partners, shareholders, officers, employees and agents for any form of damages as a result of any of the aforementioned actions.

6.11	The discussion of the tax consequences arising from investment in the Corporation set forth in the Offering Circular is general in nature, may not address the tax consequences specific to the Subscriber and does not address all of the tax issues that may arise. The tax consequences to the Subscriber of the investment in the Corporation will depend on the Subscriber’s particular circumstances.

6.12	The Subscriber should not construe the contents of the Offering Circular, or any prior or subsequent communication from the Corporation or any of its respective agents, officers or representatives, as legal or tax advice. The Subscriber should consult his, her, or its own advisors as to legal and tax matters concerning an investment in the Corporation.

6.13	That the Corporation is relying on the information provided by the Subscriber during the Online Subscription Process in the electronic Subscriber Questionnaire and the agreements, representations and warranties set forth in this Subscription Agreement by the Subscriber as a basis for the Corporation’s eligibility to rely on certain exemptions, safe harbors, and regulations under State and Federal securities laws.

6.14	That all shareholders will also receive quarterly, semi-annual, and annual reports as described in the Offering Circular; and such other information as the Corporation determines. The Corporation will not be required to provide information with regard to specific investment transactions of the Corporation, except as laid out in applicable Federal Securities rules, laws, and regulations. As the Company’s operations continue, it may be required to amend its Offering Circular to reflect material changes as this Offering continues into the future.

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

6.15	That the Corporation’s books of account will be audited at the end of each fiscal year by a firm of certified public accountants selected by the Corporation. Books of account will generally be kept by the Corporation, in accordance with GAAP. The Corporation will furnish the Corporation’s financial statements to all shareholders within approximately 120 days following the conclusion of each fiscal year.

6.16	That Subscriber may not sell the Shares without permission from the Corporation. Further, the Corporation may require the Subscriber or the intended purchaser of all or a portion of the Shares to provide an affidavit as to the quantity of shares to be purchased. Subscriber also acknowledges that the Corporation may require the Subscriber to redeem a portion of their shares in the event that Subscriber holds more than 9.8% of the then outstanding shares, based upon a quarterly evaluation. The Corporation intends to establish a semi-annual share redemption program to provide Subscriber and other shareholders with the opportunity to ask to sell up to 25% of their shares back to the Corporation. However, Subscriber acknowledges that this semi-annual share redemption program is under the discretion of the Corporation's Board of Directors, and that the semi-annual share redemption program can be suspended or modified as necessary by the Corporation without consent or review by the shareholders. Further, Subscriber acknowledges that the semi-annual share redemption program may not be available when or to the extent that Subscriber wishes, and that Subscriber may never have liquidity for the Shares. Subscriber acknowledges that Corporation's semi-annual share redemption program limits redemptions to a maximum of: (1) 10.0% of the weighted average number of common shares outstanding during the prior calendar year, during the first 2 years of our fund; (2) 8.0% of the weighted average number of common shares outstanding during the prior calendar year, during years 3-5 of our fund; (3) 5.0% of the weighted average number of common shares outstanding during the prior calendar year, for years 6 and above of our fund. Accordingly, Subscriber acknowledges that the Corporation intends to limit the number of shares to be redeemed during any semi-annual period to 5.0%, 4.0% and 2.5% respectively of the common shares outstanding, with excess capacity carried over to later semi-annual periods during that calendar year but not farther.

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

7. INDEMNIFICATION

The Subscriber shall indemnify, defend and hold harmless the Company, and any officers, employees, shareholders, partners, agents, directors or controlling persons of the Company, the Company’s External Manager, and the Company’s Escrow Agent (collectively the “Indemnified Parties” and individually an “Indemnified Party”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against losses, liabilities and expenses of each Indemnified Party (including attorneys' fees, judgments, fines and amounts paid in settlement, payable as incurred) incurred by such person or entity in connection with such action, arbitration, suit or proceeding, by reason of or arising from:

a)	any misrepresentation or misstatement of facts or omission to represent or state facts made by the Subscriber, including, without limitation, the information in this Subscription Agreement,

or

b)	litigation or other proceeding brought by the Subscriber against one or more Indemnified Party wherein the Indemnified Party is the prevailing party.

8. CONSIDERATION

8.1	Purchase of Company Shares. Company shall issue upon execution and return of this Subscription Agreement to Issuer fully paid and non-assessable shares of Company common stock. The Issuer hereby accepts $ _______per share for a total of ______________as full and complete consideration for these shares of Company common stock.

8.2	Real Property Consideration. The Company hereby acknowledges that it accepts as full consideration conveyance of all right and interest in the real property identified as:

9. EFFECTIVE DATE OF TRANSACTION

9.1	Transaction Date. This Agreement shall become valid and binding upon acceptance by the Company.

9.2	Record Date. The Subscriber shall become a Shareholder in the Corporation as of a given date only to the extent that the Corporation executes all real property transfer documentation, including at least a grant deed or other conveyance in the event that the Subscriber delivered consideration in the form of real estate.

10. REMEDIES

10.1	Attorney’s Fees. The Parties agree that, should any conflict or dispute related to this Agreement arise and require adjudication as defined by Section 12, below, the Party that prevails in any such suit shall be entitled to recover from the non-prevailing Party the costs of suit and reasonable attorney’s fees. The Parties agree that for any counter suit brought by the other Party wherein such counter suit is based on matter or right that has been relinquished by the other Party by way of this Agreement, the Party defending such suit shall also be awarded reasonable attorney’s fees and costs of suit.

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

10.2	Injunction. Issuer is a startup company and is in the process of raising money for operations. Subscriber agrees that any sale or attempt to sell or any encumbrance or any attempt to encumber the securities procured under this Subscription Agreement will result in irreparable and unquantifiable harm. As such, Subscriber agrees that, in the event that any breach (or threatened breach) of the covenant to abide by the restrictions placed on the sale or encumbrance of stock acquired under this Subscription Agreement shall entitle the Company to seek injunctive relief without need to post a bond and that such injunctive relief shall operate to enjoin the Subscriber to refrain from such sale or Encumbrance activity and to refrain from withholding share certificates from an escrow deposit, wherein the escrowed stock certificate is to be released pending adjudication of an alleged sale or encumbrance in a court of competent jurisdiction, as specified in Section 12.

11. FORM OF AGREEMENT

11.1	Entire Agreement. The Subscriber expressly understands and agrees that this Subscription Agreement contains the entire agreement between the Parties with respect to the Subject matter of this Subscription Agreement and that all prior representations, warranties, or agreements relating to this subject matter have been merged into this instrument and are thus superseded in totality by this Subscription Agreement.

11.2	No Waiver. A waiver by Corporation of a breach or default of this Subscription Agreement by any the Subscriber shall not be construed or deemed to be a waiver of any other or concurrent or succeeding breach or default of this Subscription Agreement.

11.3	Successors and Assigns. Neither this Subscription Agreement nor any of the rights, interests or obligations hereunder shall be assignable or transferable by Subscriber without the prior written consent of the Corporation, and any such unauthorized assignment or transfer will be void.

11.4	Severability. The Parties agree that if any part, term, or provision of this Subscription Agreement shall be found illegal, in conflict with any valid controlling law, or otherwise unenforceable, the validity of the remaining provisions shall not be affected thereby.

11.5	Survivability. All obligations under this Subscription Agreement, as executed by the Parties, shall continue according to the terms set forth herein.

11.6	Headings. The headings for the Sections set forth in this Subscription Agreement are strictly for the convenience of the Parties hereto and shall not be used in any way to restrict the meaning or interpretation of the substantive language of this Subscription Agreement.

11.7	Counterparts. This Subscription Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument. Any such counterpart may comprise one or more duplicates or duplicate signature pages, any of which may be executed by less than all of the Parties, provided that each Party executes at least one such duplicate or duplicate signature page.

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

11.8	Electronic Signature. This Subscription Agreement may be executed electronically in a non-contemporaneous manner so long as no more than six months elapses from a first electronic signature imparted to this Agreement by a first party and a second electronic signature imparted to this Agreement by a second party.

11.9	Images of Original. The Subscriber and Corporation stipulate that a photo static copy, a scanned image or an image received by facsimile, by email, or other electronic means of any executed original shall be admissible in evidence for all purposes in any proceeding as between the Corporation and Subscriber.

11.10	Authority to Sign. The Subscriber represents and warrants that they are authorized to execute this Subscription Agreement.

11.11	Signature and Confirmation. The agreements and representations made by the Subscriber herein extend to and apply to all of the capital contributions now or hereafter made to the Corporation by the Subscriber. The signature by the Subscriber shall constitute a confirmation by the Subscriber that all agreements, representations and warranties made herein shall be true and correct as of the date hereof.

11.12	Notice. Any notice required to be given under this Management Agreement shall be effective upon mailing by United States Postal Service, Express Mail or, if internationally, by either i) DHL Express Envelope; or ii) United Parcel Overnight Express Service and shall be directed to a Party as follows:

If to Issuer:

RAD Diversified REIT, Inc.
Attn. Investor Relations

211 N Lois Ave

Tampa, FL 33609

If to Subscriber:

12. LAW AND FORUM

12.1	Governing Law. This Subscription Agreement and all amendments hereto shall be governed by and construed in accordance with the laws of the State of Maryland and the Securities Act of the State of Maryland together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such state without giving effect to any choice or conflict of law provisions or rules that would cause the application of the domestic substantive laws of any other jurisdiction.

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

12.2	Forum. Any dispute arising out of or relating to this Subscription Agreement shall be heard in the United States federal courts, initially in the U.S. District Court for the Central District of California. If the federal court cannot acquire jurisdiction, then any dispute shall only be resolved by the courts of the State of Maryland.

IT IS HEREBY AGREED BY THE PARTIES:

FOR RAD DIVERSIFIED REIT, INC.

WITNESS my hand and signature:

By: ______________________ (SIGNATURE)

Date:_____________________

BRANDON “DUTCH” MENDENHALL

Its: Chief Executive Officer

Subscriber, as individual

FOR Subscriber

WITNESS my hand and signature on

By: _______________________ (SIGNATURE)

Date: ____________________

Subscriber

Subscriber, as an entity

FOR Subscriber

WITNESS my hand and signature on this (DATE)

By: _______________________ (SIGNATURE)

Representative: (NAME)

Its: (TITLE)

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

Investor Signature Page

For Individuals:

Signature of Investor

Print Name:

Additional Signature (for joint investors)

Print Name:

For investors other than Individuals:

Legal Name of investor

Authorized Signature

By:

Title:

For IRA Investors:

Signature of Trustee

Print Name:

Trustee Tax ID Number:

INVESTOR QUALIFICATION:

INVESTOR AFFIRMS, I AM/IT IS AN ACCREDITED INVESTOR AS DEFINED IN APPENDIX C OF THE SUBSCRIPTION AGREEMENT.

INVESTOR AFFIRMS, I AM/IT IS NOT AN ACCREDITED INVESTOR AS DEFINED IN APPENDIX C TO THE SUBSCRIPTION AGREEMENT. THE SUM INVESTED, WHEN AGGREGATED WITH ANY PREVIOUS INVESTMENTS UNDER THIS OFFERING, DOES NOT EXCEED 10% OF THE GREATER OF THE INVESTOR’S NET WORTH OR ANNUAL INCOME.

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

APPENDIX A - FORM OF REQUEST FOR WITHDRAWAL

RAD DIVERSIFIED REIT c/o Andrew Nonis

1306 Monte Vista Avenue, Suite 5 Upland,

CA 91786

Email: andrew@raddiversified.com

Provided the applicable lock-up period has expired, this Request must be made at least six (6) months prior to the close of business on June 30 or December 31 of a calendar year.

Re: RAD DIVERSIFIED REIT, Request for Withdrawal

Ladies and Gentlemen:

Reference is made to the STOCK SUBSCRIPTION AGREEMENT dated _____________________________ by and between ________________________________________ (Subscriber) and RAD DIVERSIFIED REIT, INC, a Maryland Corporation All capitalized terms used but not defined herein shall have the meanings given to them in the Stock Subscription Agreement

The undersigned is a Shareholder of the Corporation hereby requests a distribution from the Corporation, as described below:

(Check one)

☐_______ % of RAD DIVERSIFIED REIT Shares, or

☐_______ (number of RAD DIVERSIFIED REIT SHARES, or

☐ $__________________

Payment is to be made as follows:

By wire transfer (please specify the following information for wire transfers):

WIRE DETAILS

Bank Name :_______________________

Bank Address:_____________________

ABA or SWIFT____________________

Account:_______________________

Name :__________________________

Account Number: ____________________________

For further credit (F/B/O):______________________

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

INDIVIDUAL(S):

(Signature of Limited Partner). ________________________

Date: ____________

(Co-signature, if any) _____________________

Date: ____________________

RAD DIVERSIFIED REIT, INC:

By: ________________________

(Signature of Authorized Signatory)

Date:_______________

FOR USE BY THE PARTNERSHIP ONLY
Withdrawal Request has been:
☐	Accepted

By:

(Print Name and Title of Signatory)

Withdrawal Amount: US $______________

Accepted

Rejected

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

Appendix B

Additional Stocks Purchase

RAD DIVERSIFIED REIT c/o Andrew Nonis

1306 Monte Vista Avenue, Suite 5
Upland, CA 91786
Email:andrew@raddiversified.com

The undersigned submits the following additional stock purchase: $______________. Under the current stock share price $___________.

INVESTOR AFFIRMS, I AM/IT IS AN ACCREDITED INVESTOR AS DEFINED IN APPENDIX C OF THE SUBSCRIPTION AGREEMENT.

INVESTOR AFFIRMS, I AM/IT IS NOT AN ACCREDITED INVESTOR AS DEFINED IN APPENDIX C TO THE SUBSCRIPTION AGREEMENT. THE SUM INVESTED, WHEN AGGREGATED WITH ANY PREVIOUS INVESTMENTS UNDER THIS OFFERING, DOES NOT EXCEED 10% OF THE GREATER OF THE INVESTOR’S NET WORTH OR ANNUAL INCOME.

THE INVESTOR AGREES TO NOTIFY THE PARTNERSHIP AND THE ADMINISTRATION PROMPTLY SHOULD THERE BE ANY CHANGE IN ANY OF THE FOREGOING INFORMATION.

Payment

   Particulars

☐ BY CHECK MAKE PAYABLE TO : RAD DIVERSIFIED REIT INC.

SEND TO: RAD Diversified REIT Inc.

ATTN: Amy Vaughn

211 N. LOIS AVENUE TAMPA, FL 33609

☐ BY ENTERPRISE BANK & TRUST ADDRESS:

Name of Account: RAD DIVERSIFIED REIT INC

Account Number: 1734081

Routing Number: 081006162

Beneficiary: ENTERPRISE BANK & TRUST, ESCROW AGENT FOR RAD DIVERSIFIED REIT INC

Beneficiary Address: 211 N Lois Avenue Tampa, FL 33609

Name :____________________________	Company Name (if applicable):__________________

Signature: _________________________	Date:__________________________

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

APPENDIX C

An accredited investor, as defined in Rule 501(a) of the Securities Act of 1933, as amended, includes the following categories of investor:

(1)	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3)	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)	Any natural person whose individual net worth, or joint net worth with that person's spouse or spousal equivalent, exceeds $1,000,000.

(i) Except as provided in paragraph (5)(ii) of this section, for purposes of calculating net worth under this paragraph (5):

(A)	The person's primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(B)	Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii) Paragraph (5)(i) of this section will not apply to any calculation of a person's net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A)	Such right was held by the person on July 20, 2010;

STOCK SUBSCRIPTION AGREEMENT

RAD Diversified REIT, Inc.

211 N. Lois Avenue, Tampa, FL 33609

(B)	The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

(6)	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii);

(8)	Any entity in which all of the equity owners are accredited investors;

(9)	Any entity, of a type of not listed in paragraphs (1), (2), (3), (7), or (8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

(10)	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status;

(11)	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

(12)	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i)	With assets under management in excess of $5,000,000,

(ii)	That is not formed for the specific purpose of acquiring the securities offered, and

(iii)	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

(13) Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (12)(iii).

STOCK SUBSCRIPTION AGREEMENT
RAD Diversified REIT, Inc.
211 N. Lois Avenue, Tampa, FL 33609